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                                                                    EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To The Shareholders of
UStel, Inc.

          We hereby consent to the use in the amended 8-K dated February 19, 1997 of our report dated April 4, 1996, relating to the financial statements of UStel, Inc. and to our report dated September 20, 1996, relating to the financial statements of Consortium 2000, Inc. which are contained in that Registration Statement.


                                            /s/ BDO Seidman, LLP

                                                BDO Seidman, LLP


Los Angeles, California
February 19, 1997